Exhibit 99.2

Assembly Biosciences Announces Pricing of $75 Million Public Offering of Its Common Stock

New York, NY – March 19, 2015 – Assembly Biosciences, Inc. (NASDAQ: ASMB) (“Assembly”) announced today the pricing of an underwritten public offering of $75 million, or 5,555,555 shares of its common stock pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission at a public offering price of $13.50 per share, before underwriting discounts. All of the shares in the offering are to be sold by Assembly. In addition, Assembly has granted the underwriters an option for a period of 30 days to purchase up to an additional 833,333 shares of common stock at the public offering price, less the underwriting discount.

Credit Suisse and William Blair are acting as joint lead book-running managers for the offering.

Assembly expects to close the offering on or about March 24, 2015, subject to satisfaction of customary closing conditions.

Before investing in the offering, interested parties may read the prospectus supplement and the accompanying prospectus for the offering and the other documents Assembly has filed with the SEC, which are incorporated by reference in the prospectus supplement and the accompanying prospectus for the offering and provide more complete information about Assembly and the offering. Copies of the prospectus supplement and the accompanying prospectus relating to the offering may be obtained from Credit Suisse Securities (USA) LLC, Attn: Prospectus Department, One Madison Avenue, New York, NY 10010, telephone: 800-221-1037, email: newyork.prospectus@credit-suisse.com; or William Blair & Company, L.L.C., Attention: Prospectus Department, 222 West Adams Street, Chicago, IL 60606, by telephone at (800) 621-0687, or by e-mail at prospectus@williamblair.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

About Assembly Biosciences

Assembly Biosciences, Inc. is a public biopharmaceutical company developing novel oral therapies for the cure of intractable infectious diseases, focusing on hepatitis B virus (HBV) and C. difficile-associated infections (CDAD). Its HBV-Cure research team is discovering and developing multiple core protein allosteric modifiers (CpAMs) with the potential to modulate the HBV core protein—a polyfunctional essential viral protein-—at multiple complementary points in the viral lifecycle. The goal is to eradicate the infection with an orally-administered regimen. Assembly is uniquely positioned to execute on this strategy, with a senior scientific team that has over 30 years of combined experience working on HBV. The company's CDAD program is based on the targeted delivery of novel microbiome-based therapies in a proprietary oral formulation. Assembly has created a network of recognized microbiome scientists from academia and industry to help advance this innovative program. For more information visit www.assemblybio.com.

Cautionary Statement Regarding Forward-Looking Statements

Please Note: The information provided herein contains estimates and other forward-looking statements regarding future events. Such statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: our ability to complete the offering, including the satisfaction of the closing conditions for the offering; the satisfaction of the closing conditions for the offering; the estimated proceeds from the offering and our use of the anticipated proceeds from the offering; the scientific bases, costs, timing, regulatory review and results of our preclinical studies and clinical trials and other development activities involving our product candidates; the unpredictability of the clinical development of our product candidates and of the duration and results of regulatory review of those candidates by the FDA and foreign regulatory authorities; our anticipated capital expenditures, our estimates regarding our capital requirements, and our need for future capital; our ability to retain necessary employees and to staff our operations appropriately; and the possible impairment of, or inability to obtain, intellectual property rights and the costs of obtaining such rights from third parties. The reader is referred to the documents that we file from time to time with the Securities and Exchange Commission.

Contacts:

Corporate:

Assembly Biosciences, Inc.

David Barrett

646-706-5208

dbarrett@assemblybio.com

Media:

BLL Partners LLC

Barbara Lindheim

212-584-2276

blindheim@bllbiopartners.com